EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

OF PTEK HOLDINGS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of PTEK Holdings, Inc. (the “Company”) on Form 10-Q/A for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Boland T. Jones, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Boland T. Jones
Boland T. Jones
Chief Executive Officer
PTEK Holdings, Inc.
December 19, 2003

A signed original of this written statement required by Section 906 has been provided to PTEK Holdings, Inc. and will be retained by PTEK Holdings, Inc. and furnished to the Securities and Exchange Commission upon request.